Exhibit 99.1

Century Aluminum Reports Third Quarter 2010 Results
MONTEREY, CA. October 26, 2010 -- Century Aluminum Company (NASDAQ:CENX) reported a net loss of $16.8 million ($0.18 per basic and diluted common share) for the third quarter of 2010.  Reported third quarter results were negatively impacted by a mark-to-market loss on forward contracts of $12.2 million related to LME price protection options and positively impacted by a $1.4 million tax benefit related to the release of tax reserves no longer required. Cost of sales for the quarter included a $15.8 million charge for the portion of power costs at Hawesville payable by the previous power supplier per the terms of the power agreements and a $7.3 million benefit for lower of cost or market inventory adjustments.

In the third quarter of 2009, the company reported net income of $40.1 million ($0.45 per basic and diluted common share).  Financial results were positively impacted by $55.6 million primarily from realized and unrealized gains related to the termination of the existing power contract and its replacement with a new power contract at the Hawesville, Kentucky smelter and a $7.5 million tax benefit related to the release of tax reserves no longer required. Cost of sales for the year-ago quarter includes a $14.4 million non-cash charge for the portion of power costs at Hawesville paid by the previous power supplier per the terms of the Hawesville power agreements and a $2.3 million benefit for lower of cost or market inventory adjustments.

Sales in the third quarter of 2010 were $279.2 million, compared with $228.7 million in the third quarter of 2009.  Shipments of primary aluminum for the quarter totaled 147,216 tonnes compared with 146,245 tonnes in the year-ago quarter.

For the first nine months of 2010, the company reported a net loss of $5.3 million ($0.06 per basic and diluted share).  These results were negatively impacted by a mark-to-market loss on forward contracts of $4.4 million related to LME price protection options. Cost of sales for the nine month period included a $47.3 million charge for the portion of power costs at Hawesville payable by the previous power supplier per the terms of the power agreements and a $0.3 million benefit for lower of cost or market inventory adjustments. This result compares with a net loss of $181.6 million ($2.56 per basic and diluted common share) for the first nine months of 2009.  Results for the year-ago nine month period were negatively impacted by a charge of $35.3 million for costs associated with production curtailments at U.S. smelters and a $73.2 million impairment charge associated with the divestiture of our Gramercy, LA and St. Ann, Jamaica equity investments.  Results for the first nine months of 2009 were positively impacted by $57.4 million, primarily from realized and unrealized gains related to the termination of the existing power contract and its replacement with a new power contract at the Hawesville, KY smelter and a $7.5 million tax benefit related to the release of tax reserves no longer required.  Net lower of cost or market inventory adjustments of $26.9 million favorably impacted 2009 nine month results.  Cost of sales for the year-ago period includes a $14.4 million non-cash charge for the portion of power costs at Hawesville paid by the previous power supplier per the terms of the Hawesville power agreements.

Sales in the first nine months of 2010 were $852.4 million compared with $642.4 million in the same period of 2009.  Shipments of primary aluminum for the first nine months of 2010 were 436,472 tonnes compared with 457,426 tonnes for the comparable 2009 period.

Logan W. Kruger, President and Chief Executive Officer, commented, "Broad economic trends have, on balance, improved since the spring.  Commercial and consumer activity in China has remained strong.  In addition, Chinese government authorities appear serious about their stated intent to limit the use of electrical power in industries like ours as part of their overall energy-saving plan.  Along with these fundamental factors, a weakening U.S. Dollar, combined with investor interest in physical ownership of metals, have supported commodity prices.  Despite these areas of strength, global aluminum inventories remain high and economic activity in, and the state of finances of, developed regions remain a concern.  We thus continue to manage the company with a bias toward protecting the downside.

 “We are pleased with the tentative agreement, now pending ratification by the membership, for a four-year labor contract at the Hawesville smelter,” continued Mr. Kruger.  “The plant's excellent performance during the negotiations is a testament to Hawesville’s leadership and employees. In Iceland, we continue to work diligently to complete the final details required to restart major construction activity for our new smelter at Helguvik.  The progress has been slower than we would have liked, due to a range of factors emanating from the political and economic complexities in Iceland.  During this period, we have reduced project activity and spending to a minimal level.  We are confident that this project will proceed within a reasonable period of time and will prove to be an outstanding investment for our shareholders.  At this time, it is difficult to predict with precision when we will be able to restart major project activity, but we are hopeful to reach this milestone during the first half of 2011.”

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Monterey, California.

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Century Aluminum’s quarterly conference call is scheduled for 5:00 p.m. Eastern time today. To listen to the conference call and to view related presentation materials, go to www.centuryaluminum.com and click on the conference call link on the homepage.

Contacts:
Mike Dildine (media)	831-642-9364
Shelly Lair (investors)	831-642-9357

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, NBI hf.
Steingrimur Helgason, Director -- Corporate Finance, NBI hf.

Cautionary Statement
This press release and comments made by Century Aluminum management on the quarterly conference call contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements.  Such risks and uncertainties may include, without limitation, declines in aluminum prices or demand or increases in our operating costs; a worsening of global financial and economic conditions; our ability to access the credit and capital markets on acceptable terms, including to finance the completion of our Helguvik, Iceland smelter; additional delays in the completion of the Helguvik, Iceland smelter; the ratification of our tentative labor agreement at our Hawesville, KY smelter or our ability to extend or enter into collective bargaining agreements at our other smelters; our ability to successfully manage and/or improve performance at each of our operating smelters; and the enactment of climate change or other environmental legislation. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.

Century Aluminum Company
Consolidated Statements of Operations
(in Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
NET SALES:
Third-party customers	$174,339	$169,927	$550,316	$480,438
Related parties	104,839	58,772	302,104	162,001
	279,178	228,699	852,420	642,439

COST OF GOODS SOLD	263,409	231,051	781,159	722,379

GROSS PROFIT (LOSS)	15,769	(2,352)	71,261	(79,940)

OTHER OPERATING EXPENSES (INCOME) – NET	3,096	(55,599)	12,205	(22,101)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	12,486	11,395	35,701	32,786

OPERATING INCOME (LOSS)	187	41,852	23,355	(90,625)

INTEREST EXPENSE – THIRD PARTY - Net	(6,287)	(7,845)	(18,839)	(22,788)
INTEREST INCOME – RELATED PARTY	113	145	333	431
NET LOSS ON FORWARD CONTRACTS	(12,136)	(914)	(4,814)	(7,784)
OTHER INCOME (EXPENSE) – Net	(417)	(243)	221	101
INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS (LOSSES) OF JOINT VENTURES	(18,540)	32,995	256	(120,665)

INCOME TAX (EXPENSE) BENEFIT	570	6,577	(8,330)	8,100

INCOME (LOSS) BEFORE EQUITY IN EARNINGS (LOSSES) OF JOINT VENTURES	(17,970)	39,572	(8,074)	(112,565)

EQUITY IN EARNINGS (LOSSES) OF JOINT VENTURES	1,183	570	2,765	(69,063)

NET INCOME (LOSS)	$(16,787)	$40,142	$(5,309)	$(181,628)

EARNINGS (LOSS) PER COMMON SHARE
Basic – Net Income (Loss)	$(0.18)	$0.45	$(0.06)	$(2.56)
Diluted – Net Income (Loss)	$(0.18)	$0.45	$(0.06)	$(2.56)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	92,738	74,214	92,654	71,023
Diluted	92,738	74,721	92,654	71,023

Net Income (Loss) Allocated to Common Shareholders	$(16,787)	$33,270	$(5,309)	$(181,628)

Century Aluminum Company
Consolidated Balance Sheets
(Dollars in Thousands)
(Unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$265,243	$198,234
Restricted cash	22,524	8,879
Accounts receivable – net	38,979	37,706
Due from affiliates	34,790	19,255
Inventories	139,522	131,473
Prepaid and other current assets	25,506	93,921
Total current assets	526,564	489,468
Property, plant and equipment – net	1,263,730	1,298,288
Due from affiliates – less current portion	6,982	5,859
Other assets	79,227	68,135
Total	$1,876,503	$1,861,750

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable, trade	$74,942	$77,301
Due to affiliates	37,577	32,708
Accrued and other current liabilities	36,079	38,598
Accrued employee benefits costs – current portion	15,517	12,997
Convertible senior notes	44,907	43,239
Industrial revenue bonds	7,815	7,815
Total current liabilities	216,837	212,658

Senior notes payable	248,295	247,624
Accrued pension benefits costs – less current portion	42,757	43,281
Accrued postretirement benefits costs – less current portion	149,103	177,231
Other liabilities	25,560	31,604
Deferred taxes	91,546	81,622
Total noncurrent liabilities	557,261	581,362

Shareholders’ Equity:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 82,633 and 83,452 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively)	1	1
Common stock (one cent par value, 195,000,000 shares authorized; 92,741,687 and 92,530,068 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively)	927	925
Additional paid-in capital	2,505,094	2,501,389
Accumulated other comprehensive loss	(37,993)	(74,270)
Accumulated deficit	(1,365,624)	(1,360,315)
Total shareholders’ equity	1,102,405	1,067,730
Total	$1,876,503	$1,861,750

Century Aluminum Company
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Nine months ended September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,309)	$(181,628)
Adjustments to reconcile net loss to net cash provided by operating activities:
Unrealized net loss on forward contracts	4,456	1,680
Unrealized gain on contractual receivable	-	(81,168)
Realized benefit of contractual receivable	47,323	8,634
Write-off of intangible asset	-	23,759
Accrued and other plant curtailment costs – net	(3,305)	12,956
Debt discount amortization	2,339	6,067
Depreciation and amortization	47,313	56,886
Lower of cost or market inventory adjustment	(301)	(40,494)
Deferred income taxes	9,949	26,212
Pension and other postretirement benefits	11,918	10,721
Stock-based compensation	3,092	2,068
(Gain) loss on disposal of assets	(503)	224
Non-cash gain on early extinguishment of debt	-	(768)
Non-cash loss from disposition of equity investments	-	73,234
Undistributed earnings of joint ventures	(2,765)	(4,171)
Change in operating assets and liabilities:
Accounts receivable – net	(1,273)	16,198
Sale of short-term trading securities	-	13,686
Due from affiliates	(20,334)	23,010
Inventories	(7,748)	29,656
Prepaid and other current assets	16,556	69,284
Accounts payable, trade	(1,306)	(11,260)
Due to affiliates	4,880	(18,152)
Accrued and other current liabilities	2,818	(7,058)
Other – net	(7,468)	(865)
Net cash provided by operating activities	100,332	28,711

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(5,378)	(14,667)
Nordural expansion	(15,099)	(17,606)
Proceeds from sale of property, plant and equipment	808	-
Investments in and advances to joint ventures	(32)	(1,038)
Restricted and other cash deposits	(13,645)	(7,504)
Net cash used in investing activities	(33,346)	(40,815)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment under revolving credit facility	-	(25,000)
Issuance of common stock – net	23	104,041
Net cash provided by financing activities	23	79,041

NET CHANGE IN CASH AND CASH EQUIVALENTS	67,009	66,937

CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	198,234	129,400

CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$265,243	$196,337

Century Aluminum Company
Selected Operating Data
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM
	Direct (1)			Toll
	Metric Tons	(000) Pounds	$/Pound	Metric Tons	(000) Pounds	(000) Revenue
2010
3rd Quarter	81,693	180,102	$0.99	65,523	144,454	$100,231
2nd Quarter	76,521	168,700	1.04	68,058	150,043	112,523
1st Quarter	76,653	168,990	1.04	68,024	149,968	109,659
Year to Date	234,867	517,792	$1.02	201,605	444,465	$322,413

2009
3rd Quarter	77,023	169,807	$0.82	69,222	152,609	$88,780
2nd Quarter	76,817	169,353	0.69	68,876	151,846	72,136
1st Quarter	97,392	214,712	0.72	68,096	150,126	71,048
Year to Date	251,232	553,872	$0.74	206,194	454,581	$231,964

(1)	Does not include Toll shipments from Nordural Grundartangi